Exhibit h.26

                                    Form Of
                Third Amendment To Financial Guaranty Agreement

                                     FORM OF

                 THIRD AMENDMENT TO FINANCIAL GUARANTY AGREEMENT

         THIRD AMENDMENT, dated as of December __, 2000 (the "Amendment"), to the Financial Guaranty Agreement, dated as of August 6, 1999, as amended as of December 17, 1999 and August 3, 2000 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and AETNA SERIES FUND, INC. (the "Fund").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

                2. Amendments to Section 1.1. Section 1.1 of the Agreement is hereby amended by (a) deleting therefrom the definitions of the following defined terms in their respective entireties and substituting in lieu thereof the following new definitions:

                "'Class of Shares' shall mean, with respect to any PPF, each class of shares of capital stock designated in the Articles Supplementary with respect to such PPF.

                'Covered Expenses' shall mean, for any Class of Shares of any PPF, the annual fund operating expenses enumerated in the Final Prospectus for such Class of Shares.

                'Final Prospectus' shall mean for any Class of Shares of a PPF the prospectus pursuant to which the shares of such Class of Shares were offered for sale, including the Statement of Additional Information with respect to such Class of Shares, delivered to the Insurer pursuant to Section 2.3(b) and filed with the Commission pursuant to Rule 497 under the Securities Act, substantially in the form of Exhibit G.

                'Higher Covered Expense Ratio' shall mean, with respect to any PPF, on any Valuation Date, the sum with respect to each Class of Shares with respect to such PPF of the product of the Net Expense Percentage with respect to such Class of Shares and the Class Percentage with respect to such Class of Shares on such Valuation Date.

                'NAV' shall mean, with respect to any Class of Shares of a PPF, (a) on the commencement date of such PPF, the net asset value per share of such Class of Shares established by the Fund for such date and
         (b) on any date of determination thereafter the quotient of (i) the excess of (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss and liabilities (other than those liabilities relating specifically to a Class of Shares) of each PPF shall be allocated to each Class of Shares of such PPF on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

                'Offering Period' shall mean, with respect to any PPF, the period during which the shares of such PPF are offered for sale to investors described in the Final Prospectus with respect to each Class of Shares of such PPF.

                'Transaction Documents' shall mean, with respect to a PPF, this Agreement, the Final Prospectus with respect to each Class of Shares of such PPF, the Articles of Amendment and Restatement, the Articles Supplementary with respect to such PPF, the Investment Advisory Agreement with respect to such PPF, the Administrative Services Agreement, the Custodian Monitoring Agreement with respect to such PPF and the Custodian Service Agreement with respect to such PPF, as each may be amended, supplemented or otherwise modified from time to time."

         (b) deleting therefrom the definitions of the following defined terms in their respective entireties: "Class A Percentage," "Class A Shares," "Class B Percentage" and "Class B Shares;" and

         (c) adding the following new defined terms thereto in alphabetical order:

                "'Class Percentage' shall mean, with respect to any Class of Shares of a PPF, on any Valuation Date, the percentage equivalent of a fraction, the numerator of which is the product of the NAV with respect to such Class of Shares of such PPF multiplied by the number of shares of such Class of Shares of such PPF outstanding, and the denominator of which is the sum with respect to each Class of Shares with respect to such PPF of the product of (i) the NAV with respect to such Class of Shares of such PPF multiplied by the number of shares of such Class of Shares with respect to such PPF outstanding.

                'Net Expense Percentage' shall mean, with respect to any Class of Shares of a PPF, the maximum percentage of such PPF's average daily net assets enumerated in the Final Prospectus for such Class of Shares as the Net Expenses of such Class."

                3. Amendment to Section 2.1. The first sentence of Section 2.1 is hereby amended by deleting "up to six Policies" and inserting "up to fifteen Policies" in lieu thereof.

                4. Amendments to Section 2.3. Section 2.3(b) is hereby amended by (a) deleting subclauses (E), (F) and (G) from clause (i) thereof in their respective entireties and inserting in lieu thereof the following new subclauses
(E), (F) and (G):

                "(E) the Registration Statement and the Final Prospectus with respect to each Class of Shares of such PPF contain, all statements which are required by the Acts and the rules and regulations thereunder; (F) the Registration Statement and the Final Prospectus with respect to each Class of Shares of such PPF do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (G) the shares of each Class of Shares of such PPF conform in all material respects to the description thereof contained in the Registration Statement and the Final Prospectus with respect to such Class of Shares";

         (b) deleting clause (iv) thereof in its entirety and inserting in lieu thereof the following new clause (iv):

                "(iv) A copy of the Final Prospectus with respect to each Class of Shares of such PPF shall have been delivered to the Insurer;"

         (c) deleting the reference to "Amy R. Doberman, Esq., counsel to Aeltus," from subclause (A) of clause (v) thereof and inserting in lieu thereof the following: "counsel to Aeltus"; and

         (d) deleting the reference to "Amy R. Doberman, Esq., Counsel to the Fund," from subclause (C) of clause (v) thereof and inserting in lieu thereof the following: "counsel to the Fund."

                5.  Amendments to Section 6.1. Section 6.1 is hereby amended by
(a) deleting the words "with respect to such PPF" following the words "Final Prospectus (including the Statement of Additional Information)" from the second line of the first sentence of Section 6.1(h) and inserting in lieu thereof the words "with respect to each Class of Shares of such PPF"; and (b) deleting the words "with respect to such PPF" following the words "Registration Statement" and "Final Prospectus" from the second line of the first sentence of Section 6.1(i) and inserting in lieu thereof the words "with respect to any Class of Shares of such PPF."

                6. Amendment to Exhibit A. Exhibit A to the Agreement is hereby amended by deleting said Exhibit in its entirety and substituting in lieu thereof new Exhibit A in the form of Annex 1 to this Amendment.

                7. Amendment to Exhibit G. Exhibit G to the Agreement is hereby amended by deleting said Exhibit in its entirety and substituting in lieu thereof new Exhibit G in the form of Annex 2 to this Amendment.


                8. Amendments to Exhibits I-1 and I-2. Exhibits I-1 and I-2 to the Agreement are hereby amended by deleting said Exhibits in their respective entireties and substituting in lieu thereof new Exhibits I-1 and I-2 in the forms of Annexes 3 and 4, respectively, to this Amendment.

                9. Conditions of Effectiveness. This Amendment shall become effective on the date on which the Insurer, Aeltus and the Fund shall have executed and delivered this Amendment.

                10. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

                11. Governing Law; Counterparts. (a) This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York

                        (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                              MBIA INSURANCE CORPORATION



                                              ----------------------------------
                                              By:
                                              Title:


                                              AELTUS INVESTMENT MANAGEMENT, INC.



                                              ----------------------------------
                                              By:
                                              Title:

                                              AETNA SERIES FUND, INC.



                                              ----------------------------------
                                              By:
                                              Title:

                                                                         ANNEX 1

                                 FORM OF POLICY

                                INSURANCE POLICY


                           MBIA Insurance Corporation
                             Armonk, New York 10504

                            Policy No. ____-____-___

         MBIA Insurance Corporation (the "Insurer"), in consideration of the payment of the premium and subject to the terms of this Policy, hereby unconditionally and irrevocably guarantees to the Aetna Series Fund, Inc. (the "Fund"), on behalf of the shareholders (the "PPF Shareholders") of the capital stock of the Fund designated the [Aetna Principal Protection Fund] [Aetna Index Plus Protection Fund] _ (the "PPF"), the payment by the Fund of the Deficit (as defined below) on _____________, ______ (the "Maturity Date") in an amount up to $__________ (the "Initial Aggregate Guarantee Amount"), for which a Demand for Payment in the form attached hereto as Attachment 1 and made a part of this Policy (the "Demand for Payment") has been presented to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") in accordance with the terms of this Policy. As used herein, the term "Deficit" refers to the sum of the product with respect to each Class of Shares (as defined below) of (a) the number of shares of such Class of Shares on the Maturity Date times (b) amount, if any, by which the Guarantee Per Share (as defined below) with respect to such Class of Shares on the Maturity Date exceeds (ii) the NAV (as defined below) for such Class of Shares on the Maturity Date. Payments under this Policy shall be made only at the time set forth in this Policy, and no accelerated payments shall be made.

         1. One (1) Business Day (as defined below) after receipt by the Fiscal Agent of a Demand for Payment, duly executed by the Fund, the Insurer will make a deposit of funds immediately available in an account with State Street Bank and Trust Company, N.A., in New York, New York, or its successor, sufficient for the payment to the Fund of the Deficit.

         2. Demand for Payment hereunder may be made by telecopy, telex or telegram of the executed Demand for Payment in care of the Fiscal Agent. If a Demand for Payment made hereunder does not, in any instance, conform to the terms and conditions of this Policy, the Insurer shall give notice to the Fund, as promptly as reasonably practicable, that such Demand for Payment was not effected in accordance with the terms and conditions of this Policy and briefly state the reason(s) therefor. Upon being notified that such Demand for Payment was not effected in accordance with this Policy, the Fund may attempt to correct any such nonconforming Demand for Payment if, and to the extent that, the Fund is entitled and able to do so.

         3. The amount payable by the Insurer under this Policy shall be limited to the Initial Aggregate Guarantee Amount.

         4. Any service of process on the Insurer or notice to the Insurer may be made to the Insurer at its offices located at 113 King Street, Armonk, New York 10504, and such service of process shall be valid and binding.

         5. The term of this Policy shall expire upon the earliest to occur of (a) the second Business Day immediately succeeding the Maturity Date, (b) the payment by the Insurer of the Deficit and (c) the date on which the Aggregate Guarantee Amount (as defined herein) equals zero (the "Expiration Date").

         6. This Policy shall be governed by and interpreted under the laws of the State of New York. Any suit hereunder in connection with any payment may be brought only by the Fund within three years after (i) a Demand for Payment, with respect to such payment, is made pursuant to the terms of this Policy and the Insurer has failed to make such payment or (ii) payment would otherwise have been due hereunder but for the failure on the part of the Fund to deliver to the Insurer a Demand for Payment pursuant to the terms of this Policy.

         7. This Policy, including Attachments 1 and 2 hereto, sets forth in full the terms of the obligations of the Insurer. Reference in this Policy to other documents or instruments is for identification purposes, and such reference shall not modify or affect the terms hereof or cause such documents or instruments to be deemed incorporated herein.

         8.     This Policy is noncancelable.

         9.     This Policy is neither transferable nor assignable.

         10. This Policy shall be returned to the Insurer by the Fund on the Expiration Date together with a notice substantially in the form of Attachment 2 hereto.

         11. The terms defined in this paragraph shall have the meanings provided herein for all purposes of this Policy:

                "Aeltus" means Aeltus Investment Management, Inc. a Connecticut corporation.

                "Aggregate Guarantee Amount" means, on any date of determination, the aggregate Guarantee Amounts with respect to all PPF Shareholders on such date.

                "Business Day" means any day other than a day on which banks located in the City of New York, New York are authorized by law to close or on which the New York Stock Exchange is closed for business.

                "Class of Shares" means each class of shares of capital stock designated in the Articles Supplementary creating the PPF.

                "Covered Expenses" means, for any Class of Shares, the annual fund operating expenses enumerated in the Final Prospectus relating to such Class of Shares as of the last day of the Offering Period.

                "Distribution Per Share" means, with respect to any Class of Shares, an amount equal to the quotient of the amount of any distribution or payment by the Fund in respect of, or allocated to, such Class of Shares that is not a Covered Expense or a transaction related brokerage expense, and shall include, without limitation, any distribution of income, dividends, capital gains or principal to the PPF Shareholders of such Class of Shares and any payment of income taxes or excise taxes allocated to such Class of Shares divided by the number of shares of such Class of Shares outstanding on the date of such distribution or payment.

                "Final Prospectus" means for any Class of Shares the prospectus pursuant to which the shares of such Class of Shares were offered for sale, including the Statement of Additional Information with respect to such Class of Shares filed with the Securities and Exchange Commission pursuant to Rule 497 under the Securities Act.

                "Guarantee Amount" means, with respect to any PPF Shareholder of any Class of Shares, on any date of determination, an amount equal to the product of (i) the Guarantee per Share for such Class of Shares held by such PPF Shareholder on such date and (ii) the total number of such shares held by such PPF Shareholder.

                "Guarantee per Share" means, with respect to any Class of Shares (i) the NAV for such Class of Shares at the close of business on the last day of the Offering Period and (ii) thereafter on any Business Day, the Guarantee per Share for such Class of Shares on the immediately preceding Business Day divided by the sum of one plus the quotient of (A) the amount of any Distribution Per Share with respect to such Class of Shares effective since the immediately preceding Business Day divided by (B) the NAV for such Class of Shares at the close of business on the day such Distribution Per Share was effective.

                "NAV" means, with respect to any Class of Shares of a PPF, (a) on the commencement date of such PPF, the net asset value per share of such Class of Shares established by the Fund for such date and (b) on any date of determination thereafter the quotient of (i) the excess of
         (x) the market value of the assets allocated to that Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares over (y) the market value of any liabilities allocated to and/or associated with such Class of Shares determined as of the close of regular trading on the NYSE by the Fund in the manner described in the Final Prospectus with respect to such Class of Shares divided by (ii) the number of outstanding shares of that Class of Shares at such time. The assets, income, gain, loss and liabilities (other than those liabilities relating specifically to a Class of Shares) of each PPF shall be allocated to each Class of Shares of such PPF on each date of determination on a pro rata basis based on the NAV of such Class of Shares on the preceding date of determination.

                "Offering Period" means the period during which the shares of the PPF were offered for sale to investors described in the Final Prospectus with respect to each Class of Shares.

                THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE FUND SPECIFIED IN ARTICLE SEVENTY-SIX OF THE NEW YORK STATE INSURANCE LAW.

         IN WITNESS WHEREOF, the Insurer has caused this Policy to be executed in facsimile on its behalf by its duly authorized officers this ____ day of _______, 2000.

                                                      MBIA INSURANCE CORPORATION


                                                      By
                                                      President


                                                      By

                                                      Assistant Secretary

                               DEMAND FOR PAYMENT



State Street Bank and Trust Company, N.A.
  as Fiscal Agent for MBIA Insurance
  Corporation
15th Floor
61 Broadway
New York, New York  10006
Attention:  [Municipal Registrar and
                         Paying Agency]

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
      Attention:  President

         Reference is made to the Insurance Policy No. ____-____-___ (the "Policy") issued by MBIA Insurance Corporation (the "Insurer"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

         Aetna Series Fund, Inc. (the "Fund") hereby certifies that: [Choose one of the following]

                  (a) The Fund, on behalf of the shareholders (the "PPF Shareholders") of the capital stock of the Fund designated the [Aetna Principal Protection Fund] [Aetna Index Plus Protection Fund] _ (the "PPF"), is the beneficiary under the Policy.

                  The Fund, on behalf of the PPF Shareholders, demands payment of $_________, the amount by which (i) the Aggregate Guarantee Amount exceeds
(ii) the Total Net Assets as of the Maturity Date, and directs that payment under the Policy be made to the following account by bank wire transfer of federal or other immediately available funds one (1) Business Day after receipt by the Fiscal Agent of this Demand for Payment in accordance with the terms of the Policy: ____________.

Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application for Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation

                                           Aetna Series Fund, Inc.




                                           By:__________________________________
                                               Name:
                                               Title:

                                 EXPIRATION DATE





MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention:  President

         Reference is made to the Insurance Policy No. ____-____-___ (the "Policy") issued by MBIA Insurance Corporation (the "Insurer"). The terms which are capitalized herein and not otherwise defined have the meanings specified in the Policy unless the context otherwise requires.

         [The undersigned hereby certifies and confirms that on the Maturity Date the Aggregate Guarantee Amount was equal to or less than the Total Net Assets as of the Maturity Date.] [The Insurer has paid $________, the Deficit, under the Policy.] [The undersigned hereby certifies and confirms that the Aggregate Guarantee Amount equals zero.]

         The original of the Policy is enclosed herewith.

                                                 AETNA SERIES FUND, INC.


                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

                                                                         ANNEX 2


                            FORM OF FINAL PROSPECTUS

                                                                         ANNEX 3


                         FORM OF PRELIMINARY APPLICATION

                                                      [Date(1)]



MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

         Reference is made to the Financial Guaranty Agreement, dated as of August 6, 1999, as amended (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined), among MBIA Insurance Corporation (the "Insurer"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Series Fund, Inc. (the "Fund"). This notice constitutes a preliminary application for a financial guaranty (the "Policy") with respect to [Aetna Principal Protection Fund] [Aetna Index Plus Protection Fund] [_] (the "PPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

                (A)      Name of PPF:___________________________

                (B)      Aggregate amount to be invested in the
                         PPF(2):_________________________

                (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing PPF(3):___________________

                (D)      Inception Date with respect to the PPF(4):_____________

--------
(1)     Date on or before December 26, 2001.

(2) Aggregate Guarantee Amount with respect to the PPF on the Inception Date will equal the amount entered for line (B) plus (minus) earnings on such amount during period from the date hereof to and including the Inception Date, but amount entered on line (B) may not be less than $10,000,000.

(3)     Sum of amounts in clauses (B) and (C) may not exceed $800,000,000.

(4) A Business Day which is at least two but no more than five Business Days after the date of the Preliminary Application.

                (E)      Maturity Date with respect to the
                         PPF(5):__________________________________

                (F)      Expiration Date of the Policy(6):_____________________

                The Fund hereby certifies that:

                (i) Attached hereto are true complete and correct copies of each of the Investment Advisory Agreement with respect to the PPF, the Custodian Monitoring Agreement with respect to the PPF and the Custodian Services Agreement with respect to the PPF duly executed by the parties thereto;

                (ii) Attached hereto is a true complete and correct copy of the Articles Supplementary with respect to the PPF, certified by the State Department of Assessments and Taxation of Maryland;

                (iii) Attached hereto is a true complete and correct copy of the Final Prospectus with respect to each Class of Shares of the PPF;

                (iv) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of the Fund authorizing the creation of the PPF and the filing of the Articles Supplementary with respect to the PPF and the execution and delivery of the Investment Advisory Agreement with respect to the PPF, the Custodian Monitoring Agreement with respect to the PPF and the Custodian Services Agreement with respect to the PPF, certified by a Secretary or Assistant Secretary of the Fund;

                (v) Attached hereto are true complete and correct copies of the resolutions duly adopted by the Board of Directors of Aeltus authorizing the execution of the Investment Advisory Agreement with respect to the PPF, certified by a Secretary or Assistant Secretary of Aeltus;

                (vi) Attached hereto is a certificate of the Secretary or Assistant Secretary of Aeltus as to the incumbency and signature of the officers or other employees of Aeltus authorized to sign the Investment Advisory Agreement with respect to the PPF on behalf of Aeltus, together with evidence of the incumbency of such Secretary or Assistant Secretary; and

--------------------------------------------------------------------------------


(5)     The date five years from the Inception Date.

(6)     The second Business Day after the Maturity Date.

                (vii) Attached hereto is a certificate of the Secretary or Assistant Secretary of the Fund as to the incumbency and signature of the officers or other employees of the Fund authorized to sign the Investment Advisory Agreement with respect to the PPF, the Custodian Monitoring Agreement with respect to the PPF and the Custodian Services Agreement with respect to the PPF on behalf of the Fund, together with evidence of the incumbency of such Secretary or Assistant Secretary.

                                                     Very truly yours,


                                                     AETNA SERIES FUND, INC.,

                                                     By:


                                                     ___________________________
                                                     Name:
                                                     Title:

                                                                         ANNEX 4


                            FORM OF FINAL APPLICATION

                                                  [Date(1)]


MBIA Insurance Corporation
113 King Street
Armonk, New York 10504

Attention:

        Reference is made to the Financial Guaranty Agreement, dated as of August 6, 1999, as amended (the "Financial Guaranty Agreement"; terms defined therein being used herein as therein defined), among MBIA Insurance Corporation (the "Insurer"), Aeltus Investment Management, Inc. ("Aeltus") and Aetna Series Fund, Inc. (the "Fund"). This notice constitutes the final application for a financial guaranty (the "Policy") with respect to [Aetna Principal Protection Fund] [Aetna Index Plus Protection Fund] [_] (the "PPF") pursuant to Section 2.2 of the Financial Guaranty Agreement and the Fund hereby requests the issuance of the Policy under the Financial Guaranty Agreement, and in that connection the Fund specifies the following information with respect to the Policy requested hereby:

        (A)      Name of PPF:___________________________

        (B) Aggregate Guarantee Amount with respect to PPF on Inception Date(2):__________________________________

        (C) Sum of initial Aggregate Guarantee Amounts with respect to each existing PPF(3):___________________

        (D)      Inception Date with respect to the PPF:________________________

        (E)      Maturity Date with respect to the PPF(4):______________________

--------

(1)     Date on or before December 28, 2001.

(2)     Must be for an exact sum which is not less than $10,000,000.

(3)     Sum of amounts in clauses (B) and (C) may not exceed $800,000,000.

(4)     The date five years from the Inception Date.

        (F)      Expiration Date of the Policy(5):_____________________

        The Fund hereby certifies that:



        1. Each of the representations and warranties made by the Fund in or pursuant to the Transaction Documents shall be true and correct in all material respects on and as of the date hereof;

        2. No Default or Event of Default shall have occurred and be continuing on the date hereof;

        3. No statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any Government Authority which would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and

        4. Each of the conditions specified in Section 2.3(b) of the Financial Guaranty Agreement with respect to the Policy has been satisfied.


                                            Very truly yours,

                                            AETNA SERIES FUND, INC.


                                            By:
                                                ______________________________
                                                Name:
                                                Title:

--------

(5)     The second Business Day after the Maturity Date.